UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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PECO II, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PECO II, INC.

1376 STATE ROUTE 598

GALION, OHIO 44833

May 1, 2006

TO PECO II, INC. SHAREHOLDERS:

This year’s Annual Meeting of Shareholders of PECO II, Inc. will be held at 9:00 a.m., local time, Thursday, June 1, 2006, at St. Joseph’s Activity Center, 135 North Liberty Street, Galion, Ohio.

As in the past, there will be an informal discussion of our activities, during which time your questions and comments will be welcomed.

We hope that you are planning to attend the annual meeting personally, and we look forward to seeing you. Whether or not you expect to attend in person, the return of the enclosed proxy as soon as possible would be greatly appreciated and will ensure that your shares will be represented at the annual meeting. If you do attend the annual meeting, you may, of course, withdraw your proxy should you wish to vote in person.

On behalf of the directors and management of PECO II, I would like to thank you for your continued support and confidence.

Sincerely yours,

JAMES L. GREEN

Chairman of the Board

PECO II, INC.

1376 STATE ROUTE 598

GALION, OHIO 44833

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of PECO II, Inc. will be held at St. Joseph’s Activity Center, 135 North Liberty Street, Galion, Ohio, on Thursday, June 1, 2006, at 9:00 a.m. local time, for the following purposes:

1.	To elect three directors in Class III for three-year terms and until their successors are duly elected and qualified;

2.	To increase the number of authorized shares of the Company from 55,000,000 to 155,000,000, consisting of 150,000,000 common shares, without par value, and 5,000,000 serial preferred shares, without par value; and

3.	To consider and act upon any other matters which may properly come before the annual meeting or any adjournment or postponement thereof.

Holders of common shares of record at the close of business on April 17, 2006 are entitled to receive notice of and to vote at the annual meeting.

By Order of the Board of Directors,

SANDRA A. FRANKHOUSE

Chief Financial Officer/ Treasurer/ Secretary

May 1, 2006

Please fill in and sign the enclosed proxy and

return the proxy in the enclosed envelope.

PECO II, INC.

1376 STATE ROUTE 598

GALION, OHIO 44833

PROXY STATEMENT

Mailed on or about May 1, 2006

Annual Meeting of Shareholders to be held on June 1, 2006

This proxy statement is furnished in connection with the solicitation of proxies by our Board of Directors to be used at our Annual Meeting of Shareholders to be held on June 1, 2006, and any adjournment or postponement thereof. The time, place, and purposes of the annual meeting are stated in the notice of annual meeting of shareholders, which accompanies this proxy statement.

The accompanying proxy is solicited by our Board of Directors. All validly executed proxies received by our Board of Directors pursuant to this solicitation will be voted at the annual meeting, and the directions contained in the proxies will be followed in each instance. If no directions are given, the proxy will be voted “FOR” the election of the three nominees for director in Class III listed on the proxy, “FOR” the increase in the number of authorized shares of the Company from 55,000,000 to 155,000,000, consisting of 150,000,000 common shares, without par value, and 5,000,000 serial preferred shares, without par value, and, with respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or at their discretion.

Any person giving a proxy pursuant to this solicitation may revoke it. You may, without affecting any vote previously taken, revoke a proxy by giving notice to us in writing or in person at the annual meeting or by a duly executed proxy bearing a later date.

The expense of soliciting proxies, including the cost of preparing, assembling and mailing the notice, proxy statement and proxy, will be borne by us. We may pay persons holding shares for others their expenses for sending proxy materials to their principals. In addition to solicitation of proxies by mail, our directors, officers and employees, without additional compensation, may solicit proxies by telephone, facsimile and personal interview. We also may retain a third party to aid in the solicitation of proxies.

VOTING RIGHTS

The record date for determination of shareholders entitled to vote at the annual meeting was the close of business on April 17, 2006. On that date, we had 26,934,616 common shares, without par value, outstanding and entitled to vote at the annual meeting. Each common share is entitled to one vote.

At the annual meeting, in accordance with the General Corporation Law of Ohio and our Amended and Restated Code of Regulations, the inspectors of election appointed by our Board of Directors for the annual meeting will determine the presence of a quorum and will tabulate the results of shareholder voting. As provided by the General Corporation Law of Ohio and our Amended and Restated Code of Regulations, holders of shares entitling them to exercise a majority of the voting power of the company, present in person or by proxy at the annual meeting, will constitute a quorum for such meeting. The inspectors of election intend to treat properly executed proxies marked “abstain” as “present” for these purposes.

Nominees for election as directors receiving the greatest number of votes will be elected directors. Votes that are withheld or broker non-votes in respect of the election of directors will not be counted in determining the outcome of the election. Pursuant to our Amended and Restated Articles of Incorporation, shareholders do not have cumulative voting rights.

Pursuant to our Amended and Restated Articles of Incorporation, the affirmative vote of the holders of a majority of the shares of the Company is required for approval of Proposal No. 2 to increase the number of authorized shares of the Company from 55,000,000 to 155,000,000. Broker non-votes and abstentions will have the effect of a vote against the proposal.

Pursuant to our Amended and Restated Code of Regulations, all other questions and matters properly brought before the annual meeting will be decided, unless otherwise provided by law, by our Amended and Restated Articles of Incorporation or by our Amended and Restated Code of Regulations, by the vote of the holders of a majority of the shares entitled to vote thereon present in person or by proxy at the annual meeting. In voting for such proposals, votes may be cast in favor, against or abstained. Abstentions will count as present for purposes of the item on which the abstention is noted and will have the effect of a vote against. Broker non-votes, however, are not counted as present for purposes of determining whether a proposal has been approved and will have no effect on the outcome of any such proposal. Please note that your broker or nominee may not be permitted to exercise voting discretion with respect to certain matters to be voted on at the annual meeting. As a result, if you do not provide your broker or nominee specific instructions, your shares may not be voted in such matters.

SHARE OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT

The number of shares beneficially owned by each shareholder is determined under rules issued by the Securities and Exchange Commission. This information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after April 1, 2006, through the exercise of any stock option or other right. Unless otherwise indicated, each person named below has sole voting power and investment power with respect to the number of shares set forth opposite his or her respective name.

Ownership of Common Shares by Principal Shareholders

The following table shows information regarding beneficial ownership of our common shares as of April 1, 2006, unless otherwise indicated, by each person or group which is known by us to own beneficially more than 5% of our common shares.

Name and Address of Beneficial Owner(1)	Common Shares Beneficially Owned	Percent Owned
Delta International Holding Ltd.(2)	18,235,168	45.0%
Matthew P. Smith(3)	2,991,450	11.1%
Linda H. Smith(4)	2,817,450	10.4%
James L. Green(5)	2,503,200	9.2%
Mary Janet Green(6)	2,252,200	8.4%
Austin W. Marxe and David M. Greenhouse(7)	1,548,462	5.7%

(1)	The address of Delta International Holding Ltd. is Scotia Center, 4th Floor, P.O. Box 2804, George Town, Grand Cayman, Cayman Islands. The addresses for Mr. & Mrs. Smith and Mr. and Mrs. Green are c/o PECO II, Inc., 1376 State Route 598, Galion, OH 44833. The address for Austin W. Marxe and David M. Greenhouse is 153 East 53rd Street, 55th Floor, New York, NY 10022.

(2)	Based on information provided in a Schedule 13D filed on April 7, 2006 by Delta International Holding Ltd., Delta Electronics, Inc. and Delta Products Corporation. Delta International Holding Ltd.’s ownership includes an estimated 13,494,793 common shares that are issuable upon the exercise of a warrant (the “Warrant”). The actual number of common shares to be issued upon exercise of the Warrant will not be determined until five days prior to the exercise date of such Warrant.

(3)	Mr. Smith is a director of PECO II. Mr. Smith’s ownership includes 1,309,950 shares held by Mr. Smith and his spouse as joint tenants, 1,000,000 common shares held by Ashwood I, LLC and 500,000 common shares held by Ashwood II, LLC. Mr. Smith has shared voting and dispositive power over the securities held by these limited liability companies. Mr. Smith’s ownership also includes 106,500 common shares held by Mr. Smith, as custodian for his three children and 75,000 common shares issuable within 60 days after April 1, 2006 upon the exercise of stock options. Mr. Smith’s ownership does not include 7,500 shares held by Mr. Smith’s spouse, as custodian for their three children.

(4)	Ms. Smith’s ownership includes 1,309,950 common shares held by Ms. Smith and her spouse as joint tenants, 1,000,000 common shares held by Ashwood I, LLC, and 500,000 common shares held by Ashwood II, LLC. Ms. Smith has shared voting and dispositive power over the securities held by these limited liability companies. Ms. Smith’s ownership also includes 7,500 common shares held by Ms. Smith, as custodian for her three children. Ms. Smith’s ownership does not include 106,500 common shares held by Ms. Smith’s spouse, as custodian for their three children.

(5)	Mr. Green is Chairman of the Board of Directors. Mr. Green’s ownership includes 2,252,200 common shares held by the Green Family Trust over which he shares voting and dispositive power. Mr. Green’s ownership also includes 251,000 common shares issuable within 60 days after April 1, 2006 upon the exercise of stock options.

(6)	Ms. Green’s ownership includes 2,252,200 common shares held by the Green Family Trust, over which she shares voting and dispositive power.

(7)	Based on information provided in a Schedule 13G/A filed on February 15, 2006, by Austin W. Marxe and David M Greenhouse, controlling principals of AWM Investment Company, Inc. Marxe and Greenhouse share voting and investment power over 547,508 common shares owned by Special Situations Cayman Fund, L.P., 920,286 common shares owned by Special Situations Fund III QP, L.P. and 80,668 common shares owned by Special Situations Fund III, L.P.

Ownership of Common Shares by Management

The following table shows information regarding beneficial ownership of our common shares as of April 1, 2006, unless otherwise indicated, by each director, the nominee for election as a director, each of the officers named in the Summary Compensation Table, and all directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Common Shares Beneficially Owned	Percent Owned
Dennis J. Baughman(2)	151,231	*
Albert Chang(3)	—	—
George J. Dallas(4)	10,000	*
Sandra A. Frankhouse(5)	164,118	*
James L. Green(6)	2,503,200	9.2%
John G. Heindel(7)	350,000	1.3%
E. Richard Hottenroth(8)	116,250	*
Trygve A. Ivesdal(9)	89,258	*
Mark R. McBride(10)	10,000	*
Miles A. McIntosh(11)	240,750	*
Gerard B. Moersdorf, Jr.(12)	—	—
Richard W. Orchard(13)	—	—
R. Louis Schneeberger(14)	10,000	*
Matthew P. Smith(15)	2,991,450	11.1%
Thomas R. Thomsen(16)	10,000	*
All directors and executive officers as a group (15 persons)(17)	6,746,257	24.1%

*	Less than 1%.

(1)	The address of the directors, nominee and executive officers listed is c/o PECO II, Inc., 1376 State Route 598, Galion, OH 44833.

(2)	Mr. Baughman is our Vice President of Sales and Services. Mr. Baughman’s ownership includes 140,000 common shares issuable within 60 days after April 1, 2006 upon the exercise of stock options.

(3)	Mr. Chang is a director of PECO II.

(4)	Mr. Dallas is a director of PECO II. Mr. Dallas’s ownership includes 10,000 common shares issuable within 60 days after April 1, 2006 upon the exercise of stock options.

(5)	Ms. Frankhouse is our Chief Financial Officer, Treasurer, and Secretary. Ms. Frankhouse’s ownership includes 1,000 common shares issuable within 60 days after April 1, 2006 upon the exercise of stock options.

(6)	Mr. Green is Chairman of the Board of Directors. Mr. Green’s ownership includes 2,252,200 common shares held by the Green Family Trust over which he shares voting and dispositive power. Mr. Green’s ownership also includes 251,000 common shares issuable within 60 days after April 1, 2006 upon the exercise of stock options.

(7)	Mr. Heindel is a director of PECO II and became our President and Chief Executive Officer in July 2005. Mr. Heindel’s ownership includes 150,000 common shares issuable within 60 days after April 1, 2006 upon the exercise of stock options.

(8)	Mr. Hottenroth is a director of PECO II. Mr. Hottenroth’s ownership includes 11,000 common shares issuable within 60 days after April 1, 2006 upon the exercise of stock options. Mr. Hottenroth’s ownership does not include 65,000 common shares held by his spouse.

(9)	Mr. Ivesdal is a director of PECO II. Mr. Ivesdal’s ownership includes 51,000 common shares issuable within 60 days after April 1, 2006 upon the exercise of stock options.

(10)	Mr. McBride is a director of PECO II. Mr. McBride’s ownership includes 10,000 common shares issuable within 60 days after April 1, 2006 upon the exercise of stock options.

(11)	Mr. McIntosh is our Vice President of Operations. Mr. McIntosh’s ownership includes 240,750 common shares issuable within 60 days after April 1, 2006 upon the exercise of stock options.

(12)	Mr. Moersdorf, Jr. is a director of PECO II.

(13)	Mr. Orchard is a nominee for director of PECO II.

(14)	Mr. Schneeberger is a director of PECO II. Mr. Schneeberger’s ownership includes 10,000 common shares issuable within 60 days after April 1, 2006 upon the exercise of stock options.

(15)	Mr. Smith is a director of PECO II. Mr. Smith’s ownership includes 1,309,950 shares held by Mr. Smith and his spouse as joint tenants, 1,000,000 common shares held by Ashwood I, LLC and 500,000 common shares held by Ashwood II, LLC. Mr. Smith has shared voting and dispositive power over the securities held by these limited liability companies. Mr. Smith’s ownership also includes 106,500 common shares held by Mr. Smith, as custodian for his three children and 75,000 common shares issuable within 60 days after April 1, 2006 upon the exercise of stock options. Mr. Smith’s ownership does not include 7,500 shares held by Mr. Smith’s spouse, as custodian for their three children.

(16)	Mr. Thomsen is a director of PECO II. Mr. Thomsen’s ownership includes 10,000 common shares issuable within 60 days after April 1, 2006 upon the exercise of stock options.

(17)	Ownership of all directors and executive officers as a group includes an aggregate of 1,059,750 common shares issuable within 60 days after April 1, 2006 upon the exercise of stock options.

ELECTION OF DIRECTORS

(Proposal No. 1)

The authorized number of our directors presently is fixed at 11. As required by our Amended and Restated Articles of Incorporation, the Board of Directors is divided into three classes of directors. The term of office of one class of directors expires each year, and at each annual meeting of shareholders the successors to the directors of the class whose term is expiring at that time are elected to hold office for a term of three years. There are currently four directors in Class I, four directors in Class II, and three directors in Class III.

The term of office of Class III of the Board of Directors expires at this year’s annual meeting of shareholders. The term of office of the persons elected directors in Class III at this year’s annual meeting will expire at the time of the annual meeting held in 2009. Each director in Class III will serve until the expiration of that term or until his or her successor shall have been duly elected. The Board of Director’s nominees for election as directors in Class III are James L. Green, Richard W. Orchard, and Matthew P. Smith. Messrs. Green and Smith currently serve as directors in Class III.

The proxy holders named in the accompanying proxy or their substitutes will vote the proxy at the annual meeting or any adjournment or postponement thereof for the election as directors of the three nominees unless the shareholder instructs, by marking the appropriate space on the proxy, that authority to vote is withheld. Each of the nominees has indicated his or her willingness to serve as a director, if elected. If any nominee should become unavailable for election (which contingency is not now contemplated or foreseen), it is intended that the shares represented by the proxy will be voted for such substitute nominee as may be named by the Board of Directors. In no event will the accompanying proxy be voted for more than three nominees or for persons other than those named below and any such substitute nominee for any of them.

Nominees for Election as Class III Directors — Terms Expire in 2009

James L. Green, age 78 — Director since 1988.

James L. Green was one of the founders of PECO II in 1988, and has served as our Chairman of the Board of Directors since July 2005. Mr. Green also served as our Chairman of the Board of Directors from 1998 until July 2001, as our Chief Executive Officer from April 2003 to July 2005 and 1988 to 1990, and as our President from 1989 to 1990. Mr. Green has over 50 years of experience in the communications industry. From 1983 to 1988, Mr. Green also worked as a management consultant in the international communications industry. From 1983 to 1985, Mr. Green was President and Chief Executive Officer of NovAtel Communications, Ltd. in Calgary, Canada. From 1953 to 1983, Mr. Green served in various capacities with the Power Equipment Company, North Electric Company and ITT, the predecessor businesses of PECO II, Inc.

Richard W. Orchard, age 52

Mr. Orchard is a retired telecommunications executive with over 25 years experience in sales, operations and general management. Mr. Orchard most recently served as Chief Transition Officer of Sprint Nextel Corporation in connection with the merger of Sprint and Nextel Communications, Inc. from December 2004 until late 2005. Prior to his role as Chief Transition Officer, Mr. Orchard served as Nextel’s Senior Vice President and Chief Service Officer and prior to that as Eastern Regional President. Prior to joining Nextel, Mr. Orchard also served in various capacities for AirTouch and PacTel for 10 years and Motorola Communications for five years.

Matthew P. Smith, age 52 — Director since 1994.

Matthew P. Smith served as the Chairman of the Board from July 2001 until July 2005. Mr. Smith was employed by PECO II in various capacities between 1989 and May 2004, including as Chief Executive Officer from 1998 to June 2002, and as our President from 1998 to July 2001. From 1996 to 1998, he served as Executive Vice President, from 1991 to 1998, he served as Secretary, and from 1990 to 1998 he served as Treasurer.

Class I Directors Continuing in Office — Terms Expire in 2007

George J. Dallas, age 59 — Director since 2003.

George J. Dallas is President and founder of Total Systems Integration, Inc. (TSI), a design, engineering, consulting and services firm that specializes in infrastructure systems and information technologies as they apply to voice, data, video, security and wireless communications networks. In addition, as the exclusive technology consultant with the Ohio School Facility Commission, Mr. Dallas is responsible for the technology design review of all new projects under the jurisdiction of the commission, which administers a $25 billion state program to rebuild Ohio’s schools.

Trygve A. Ivesdal, age 75 — Director since 2000.

Since August 2004, Trygve A. Ivesdal has been an independent consultant, who provides services to the Company. From August 2000 to July 2004, Mr. Ivesdal was employed by PECO II as Director of International Development. From 1998 until October 2000, Mr. Ivesdal served as the Chairman of the Board of Directors of International Telecommunications Systems, Inc., a provider of satellite voice and data services in Latin America. From 1996 to 1998, Mr. Ivesdal served as Director of International Telecommunications Systems after co-founding the company in 1996. From 1993 to 1999, Mr. Ivesdal was the Executive Vice President, Interim Chief Operating Officer and Director of International Business Development for DIAL Services Ltd., an international calling card company and a subsidiary of Conference-Call USA, Inc.

Gerard B. Moersdorf, Jr., age 54 — Director since 2006.

Gerard B. Moersdorf, Jr. is the founder and Chairman of the Board of Applied Innovation Inc., a publicly-traded, network management solutions company that provides hardware and software products to wireless and wireline service providers in the United States and abroad. Mr. Moersdorf, Jr. served as Applied Innovation’s President, Chief Executive Officer and Treasurer from 1986 to 2000 and as its President and Chief Executive Officer from August 2002 to January 2005.

R. Louis Schneeberger, age 51 — Director since 2003.

Since November 2005, R. Louis Schneeberger has been an independent consultant focusing on assisting in several mergers and acquisitions for a Cleveland based large private company. From February 2004 to November 2005, Mr. Schneeberger served as Chief Financial Officer for OM Group, Inc, a $1.3 billion international producer of value-added, metal-based specialty chemicals. Mr. Schneeberger is an experienced public-company executive with a background in public accounting and as a strategist, turnaround specialist and business advisor. He was Chief Financial Officer and a director of Olympic Steel, Inc. from 1987 to 2000 and Chairman of the Board and audit committee of Royal Appliance Manufacturing Company from July 1995 to April 2003. Mr. Schneeberger began his career with Arthur Andersen (1977 to 1987).

Class II Directors Continuing in Office — Terms Expire in 2008.

E. Richard Hottenroth, age 69 — Director since 1997.

E. Richard Hottenroth has been a member of the firm Hottenroth, Garverick, Tilson & Garverick, Co., L.P.A. since 1961. Hottenroth, Garverick, Tilson & Garverick, Co., L.P.A. provides legal services to PECO II.

Thomas R. Thomsen, age 70 — Director since 2003.

Thomas R. Thomsen is a veteran of more than 45 years in the telecommunications industry. His career includes 32 years with Western Electric/AT&T, where he held responsibilities for manufacturing, services, marketing, sales and administration at the senior executive level. After retiring from AT&T in 1990, from August 1995 to November 1999, he served as Chairman of the Board and CEO of Lithium Technology Corp., a publicly held development stage company. Mr. Thomsen serves on the boards of EFJ Inc., where he has been a director since July 1995, the Telecom Pioneers Foundation and the University of Nebraska Technology Park. Previously, he served on the boards of Western Electric, Sandia Corp, Olivetti Inc., AT&T Credit Corp. and RPI.

John G. Heindel, age 51 — Director since 2005.

John G. Heindel became President and Chief Executive Officer of the Company in July 2005. Prior to his service with the Company, Mr. Heindel provided strategic consulting services since June 2003 to various companies interested in making acquisitions in the communications industry. Prior to his work as a consultant, Mr. Heindel spent more than 22 years with Lucent Technologies and its predecessor companies, most recently as the Company’s President, Worldwide Services.

Albert Chang, age 45 — Director since 2006.

Albert Chang has served as the General Manager of Power System Business Group II of Delta Electronics, Inc., Taipei, Taiwan, since January 2001.

The Board of Directors recommends a vote “FOR” the three nominees as Class III Directors whose three-year term will expire in 2009. Your proxy will be so voted unless you specify otherwise.

AMENDMENT TO AMENDED AND RESTATED ARTICLES OF INCORPORATION TO

INCREASE THE NUMBER OF AUTHORIZED SHARES

(Proposal No. 2)

Our Amended and Restated Articles of Incorporation currently authorizes us to issue up to 50,000,000 common shares, without par value, and 5,000,000 serial preferred shares, without par value. Our board of directors has adopted, subject to shareholder approval, an amendment to our Amended and Restated Articles of Incorporation to increase the authorized number of shares of capital stock from 55,000,000 shares to 155,000,000 shares, consisting of 150,000,000 common shares, without par value, and 5,000,000 serial preferred shares, without par value. Under the amendment, Article IV of the Amended and Restated Articles of Incorporation would read:

The authorized number of shares of capital stock of the Corporation shall consist of 155,000,000 shares, of which 150,000,000 shall be Common Shares, without par value, and 5,000,000 shall be Serial Preferred Shares, without par value.

As of April 1, 2006, of the 50,000,000 common shares presently authorized, 27,027,803 shares were issued and outstanding, 4,299,000 shares were reserved for issuance under our Amended 2000 Performance Plan, and 321,597 shares were reserved for issuance under our 2000 Employee Stock Purchase Plan. In addition, Delta International Holding, Ltd. holds a warrant to acquire up to an estimated 13,494,793 of our common shares (the “Warrant”). The actual number of common shares to be issued upon exercise of the Warrant will not be determined until five days prior to the exercise date of such Warrant. The proposed amendment does not change the express terms of the common shares, without par value.

Under our Amended and Restated Articles of Incorporation, we are authorized to issue 5,000,000 serial preferred shares. No serial preferred shares were outstanding at April 1, 2006. The proposed amendment will not affect the number of serial preferred shares we are authorized to issue.

Our board of directors believes it is desirable to increase the number of common shares that we are authorized to issue in order to provide us with adequate flexibility in the future. We have no present commitments, agreements or intent to issue additional common shares, other than with respect to currently reserved shares, in connection with transactions in the ordinary course of business or shares which may be issued under our equity-based compensation plans. However, we believe that if an increase in the authorized number of common shares were to be postponed until a specific need arose, the delay and expense associated with obtaining the approval of our shareholders at that time could significantly impair our ability to meet our financing requirements or other objectives.

We anticipate that we may in the future issue additional shares in connection with one or more of the following:

•	acquisitions;

•	strategic investments;

•	corporate transactions, such as stock splits or stock dividends;

•	financing transactions, such as public offerings of common stock or convertible securities;

•	incentive and employee benefit plans; and

•	otherwise for corporate purposes that have not yet been identified.

If this proposal is adopted, the additional authorized common shares may be issued upon the approval of our board of directors at such times, in such amounts, and upon such terms as our board of directors may determine, without further approval of the shareholders, unless such approval is expressly required by applicable law, regulatory agencies, or the Nasdaq Capital Market (or any other exchange or quotation service on which our common shares may then be listed). Holders of our common shares are not entitled to preemptive rights or cumulative voting. Accordingly, the issuance of additional common shares might dilute, under certain circumstances, the ownership and voting rights of shareholders.

The availability for issuance of additional common shares could discourage, or make more difficult, efforts to obtain control over us. For example, the issuance of common shares in a public or private sale, merger or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control over us. This proposal is not made in response to any effort of which we are aware to accumulate our stock or to obtain control over us, nor do we intend to use the additional common shares to oppose a hostile takeover attempt or to delay or prevent changes in control of management. If the amendment is not approved by the shareholders, our Amended and Restated Articles of Incorporation, which currently authorizes the issuance of 55,000,000 shares of capital stock, will continue in effect.

In order to provide our board of directors with certainty and flexibility to undertake transactions to support our future business growth, the board deems it appropriate at this time to increase the number of authorized common shares. The affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Company is required to adopt this proposal. It will become effective upon the filing of an amendment to the Amended and Restated Articles of Incorporation with the Secretary of State of Ohio.

The Board of Directors recommends a vote “FOR” approval of the amendment to our Amended and Restated Articles of Incorporation to increase our authorized shares. Your proxy will be so voted unless you specify otherwise.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE MATTERS

The Board of Directors held nine meetings during the year ended December 31, 2005. During 2005, no director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors, held during the period for which he or she has been a director, and the total number of meetings held by all Committees of the Board on which he or she served, during the periods that he or she served.

The Board of Directors has determined that the following of its members are “independent” under the listing standards of the Nasdaq Stock Market: Messrs. Dallas, Hottenroth, McBride, Moersdorf, Jr., Schneeberger, and Thomsen, which is a majority of the members of the Board of Directors. The Board of Directors has also determined that Mr. Orchard, nominee, will be deemed independent under the Nasdaq listing standards if he is elected.

Mr. Hottenroth is a partner in the law firm Hottenroth, Garverick, Tilson & Garverick, Co., L.P.A. Although Mr. Hottenroth’s law firm provided legal services to PECO II in 2005 (and will continue to provide such services in 2006), the amount of legal fees paid to that firm in 2005 did not exceed the non-independence thresholds as set forth by the Nasdaq listing standards. The Board is aware of this relationship and determined that the payments made to Mr. Hottenroth’s firm did not interfere with the exercise of his independent judgment as a director.

The independent directors intend to meet at least twice a year in executive sessions. The sessions are chaired by George J. Dallas. Any independent director can request that an additional session be scheduled. The Company encourages each member of the Board of Directors to attend each annual meeting of shareholders. All of the Company’s current directors who were members of the Board at last year’s annual meeting of shareholders held on June 9, 2005, were in attendance.

The Board of Directors maintains two standing committees: an Audit Committee and a Compensation/Nominating Committee. Set forth below is the current membership of each of the above-described committees:

Compensation/Nominating Committee	Audit Committee
E. Richard Hottenroth (Chairman)	R. Louis Schneeberger (Chairman)
George J. Dallas	George J. Dallas
R. Louis Schneeberger	Mark R. McBride
Thomas R. Thomsen

The Board has adopted a charter for the Audit Committee and a charter for the Compensation/Nominating Committee. The Board also adopted a Code of Conduct and Ethics that applies to all of PECO II’s employees, officers and directors. These documents can be found on our website at www.peco2.com by clicking on the link for Investor Relations.

Audit Committee

The Audit Committee hires, oversees and reviews the activities of our independent registered public accounting firm and various company policies and practices. The specific functions and responsibilities of the Audit Committee are set forth in the Audit Committee Charter adopted by the Board of Directors. Our Board has determined that each of the members of the Audit Committee satisfies the current independence standards of the Nasdaq Stock Market listing standards and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended. The Audit Committee met five times in 2005. The Board appointed Mr. Schneeberger as Chairman of the Audit Committee on January 30, 2006.

The Board also has determined that R. Louis Schneeberger is an “audit committee financial expert” as that term is defined in Item 401(h) of Regulation S-K. As an “audit committee financial expert,” Mr. Schneeberger satisfies the Nasdaq financial literacy and sophistication requirements.

Compensation/Nominating Committee

The Compensation/Nominating Committee administers our stock option plans and employee stock purchase plan and reviews and determines the salary and bonus compensation of our executive officers and certain key executives. The Compensation/Nominating Committee also considers and recommends to the Board of Directors nominees for election as directors and candidates to fill vacancies on the Board of Directors. Each member of the Compensation/Nominating Committee is independent in accordance with the applicable corporate governance listing standards of the Nasdaq Stock Market. The Compensation/Nominating Committee met five times in 2005.

Directors may be nominated by the Board of Directors or by shareholders in accordance with our Amended and Restated Code of Regulations. As a matter of course, the Compensation/Nominating Committee reviews the qualifications of various persons to determine whether they might make good candidates for consideration for membership on the Board of Directors. The Compensation/Nominating Committee will review all proposed nominees for the Board of Directors, including those proposed by shareholders, in accordance with its mandate contained in its charter and as described below. The Compensation/Nominating Committee will select qualified candidates and review its recommendations with the Board of Directors, which will decide whether to invite the candidate to be a nominee for election to the Board of Directors.

The Compensation/Nominating Committee does not rely on a fixed set of qualifications for director nominees. The Committee’s primary mandate with respect to director nominees is to create a Board with a broad range of skills and attributes that is aligned with the Company’s needs. The minimum qualifications for director nominees are that they:

•	be able to dedicate the time and resources sufficient for the diligent performance of the duties required by a member of the Board of Directors;

•	not hold positions that conflict with their responsibilities to the Company; and

•	comply with any other minimum qualifications for either individual directors or the Board as a whole mandated by applicable laws and regulations.

The Compensation/Nominating Committee’s process for evaluating nominees for director, including persons recommended by shareholders, is to consider an individual’s skills, independence, character, professional ethics, judgment, leadership experience, business experience, knowledge of issues facing publicly traded companies, and other relevant criteria as they may contribute to the Company’s success. This evaluation is performed in light of the Committee’s views as to the needs of the Board of Directors and the Company as well as what skill set and other characteristics would most complement those of the current directors. Ultimately, the Compensation/Nominating Committee will select prospective Board members who it believes will be effective, in conjunction with the other members of the Board, in collectively serving the long-term interests of our shareholders. Mr. Heindel, our President and Chief Executive Officer, recommended Mr. Orchard to the nominating committee for inclusion on the Company’s slate of nominees for Class III directors.

For a shareholder to submit a candidate for consideration by the Compensation/Nominating Committee for nomination for election as a director at the 2007 Annual Meeting, a shareholder must notify the Company’s secretary between January 31, 2007 and March 2, 2007. Notices should be sent to: Corporate Secretary, 1376 State Route 598, Galion, Ohio 44833. The notice must contain, at a minimum, the following:

•	the name, age, business address and residence address of the proposed nominee;

•	the principal occupation or employment of the proposed nominee;

•	the number of shares of the Company which are beneficially owned by such candidate;

•	a description of all arrangements or understandings between the shareholder(s) making such nomination and each candidate and any other person or persons (naming such person or persons) pursuant to which nominations are to be made by the shareholder;

•	detailed biographical data and qualifications and information regarding any relationships between the candidate and the Company within the past three years;

•	any other information relating to the proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

•	any other information the shareholder believes is relevant concerning the proposed nominee;

•	a written consent of the proposed nominee(s) to being named as a nominee and to serve as a director if elected;

•	whether the proposed nominee is going to be nominated at the annual meeting of shareholders or is only being provided for consideration by the Compensation/Nominating Committee;

•	the name and record address of the shareholder who is submitting the notice;

•	the number of voting common shares which are owned of record or beneficially by the shareholder who is submitting the notice and the date such shares were acquired by the shareholder and if such person is not a shareholder of record or if such shares are owned by an entity, reasonable evidence of such person’s ownership of such shares or such person’s authority to act on behalf of such entity; and

•	if the shareholder who is submitting the notice intends to nominate the proposed nominee at the annual meeting of shareholders, a representation that the shareholder intends to appear in person or by proxy at the annual meeting to nominate the proposed nominee named in the notice.

Compensation of Directors

Directors who are not our employees are paid an annual fee of $10,000, except for our Chairman of the Board, who receives an annual fee of $20,000. Each non-employee director also receives a fee of $1,000 for each Board or Committee meeting attended and is entitled to reimbursement for all reasonable out-of-pocket expenses incurred in connection with his or her attendance at those meetings. In addition, directors are eligible for awards under the PECO II, Inc. Amended 2000 Performance Plan.

Executive Officers

The executive officers of the Company are elected annually by the Board of Directors and serve at the pleasure of the Board. In addition to John G. Heindel, President and Chief Executive Officer, the following persons are executive officers of the Company.

SANDRA A. FRANKHOUSE, age 57, has served as Chief Financial Officer, Treasurer and Secretary since July 2003, and prior to that served as Secretary since 1998 and Treasurer since 1997, all since joining the Company’s finance department in 1988.

MILES A. MCINTOSH, age 46, has served as Vice President of Operations since September 2005. Prior to his promotion to Vice President of Operations, Mr. McIntosh served the Company as Vice President of Power Systems from February 2004 until September 2005, Vice President of Quality Engineering from December 2002 until February 2004, Vice President of Quality from July 2002 until December 2002, and Director of Quality from February 2001 until July 2002. Prior to joining the Company in February 2001, Mr. McIntosh was a quality assurance/test lab manager at Sargent & Greenleaf, Inc., a manufacturer of medium and high security mechanical and electronic controlled security locking devices.

DENNIS J. BAUGHMAN, age 39, has served as Vice President of Sales and Services since August 2005, and prior to that served as Vice President of Sales and Marketing since joining the Company in May 2004. Prior to joining the Company, Mr. Baughman was Vice President of Sales and Marketing, North/Central America, from June 2002 to May 2004 for Delta Energy Systems, a developer and manufacturer of power supplies, telecom power systems, and board mountable dc/dc converters for telecommunications, information technology, office communications, industrial automation, and medical technology.

Compensation Committee Interlocks and Insider Participation

No interlocking relationships exist between the Compensation Committee and the Board of Directors or the compensation committee of any other company. The Chairman of the Compensation Committee, E. Richard Hottenroth, is a partner in the law firm Hottenroth, Garverick, Tilson & Garverick, Co., L.P.A. Mr. Hottenroth’s law firm provided legal services to us in 2005, and we expect that the firm will continue to provide such services in 2006.

Communications with the Board

In order to provide our shareholders and other interested parties a direct and open line of communication to the Board of Directors, we have adopted the following procedures for communications with the Board.

Shareholders of the Company and other interested persons may communicate with the chairman of the Compensation/Nominating Committee or the Audit Committee or with the independent directors as a group by sending such communication by (i) regular mail or overnight delivery service to: Corporate Secretary, PECO II, Inc., P.O. Box 910, Galion, Ohio 44833 or (ii) sending an email to corporatesec@peco2.com. The mail or email should specify which of the foregoing is the intended recipient.

All communications received in accordance with these procedures will be reviewed initially by the Corporate Secretary of the Company, who will relay all such communications to the appropriate director or directors unless he or she determines that such communication:

•	does not relate to the business or affairs of the Company or the functioning or constitution of the Board of Directors or any of its committees; or

•	does not relate to significant matters that warrant the attention of the Board of Directors.

In alternative to the procedures outlined above, any shareholder or interested party may report any suspected accounting or financial misconduct confidentially through our whistleblower policy located on our website, www.peco2.com.

AUDIT COMMITTEE AND RELATED MATTERS

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference therein.

Report of the Audit Committee

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. The Audit Committee’s activities are governed by a written charter adopted by the Board of Directors, a copy of which is posted on our website at www.peco2.com.

Management has the primary responsibility for our financial statements and the reporting process, including the system of internal controls. The Company’s independent registered public accounting firm, Battelle & Battelle LLP, audits the annual financial statements prepared by management and expresses an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. The Audit Committee monitors these processes.

In this context, the Audit Committee met and held discussions with management and Battelle & Battelle LLP. Management represented to the Audit Committee that our financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee reviewed and discussed the audited financial statements with management and Battelle and Battelle LLP, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of specific judgments and the clarity of disclosures in the financial statements. The Audit Committee also discussed with Battelle & Battelle LLP such other matters as are required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications).

In addition, Battelle & Battelle LLP provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees), related to its independence. The Audit Committee discussed with Battelle & Battelle LLP its independence from us and management and considered the compatibility of nonaudit services with Battelle & Battelle LLP’s independence.

The Audit Committee discussed with our financial management and Battelle & Battelle LLP the overall scope and plans for the audit. The Audit Committee also met with Battelle & Battelle LLP, with and without management present, to discuss the results of the examinations, their evaluation of our internal controls and the overall quality of our financial reporting. In addition, the Audit Committee considered other areas of its oversight relating to the financial reporting process that it determined appropriate.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

R. LOUIS SCHNEEBERGER, CHAIRMAN

GEORGE J. DALLAS

MARK R. MCBRIDE

Independent Registered Public Accounting Firm

Effective March 29, 2004, our Audit Committee dismissed Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm. Grant Thornton’s reports on our consolidated financial statements for each of the years ended December 31, 2003 and 2002 contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

Through the effective date of Grant Thornton’s dismissal, there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Grant Thornton’s satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with its report on our consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

On March 30, 2004, we filed a Form 8-K with the SEC reporting these events. Attached as an exhibit to that Form 8-K was a letter from Grant Thornton indicating that we had provided Grant Thornton with a copy of the foregoing disclosures, and stating that it found no basis for disagreement with such statements.

Effective April 6, 2004, our Audit Committee appointed KPMG LLP (“KPMG”) as our independent registered public accounting firm to replace Grant Thornton LLP for our fiscal year ending December 31, 2004. On May 27, 2005, KPMG notified the Company and its Audit Committee chairman that KPMG was resigning as the Company’s independent registered public accounting firm, effective immediately. The audit report of KPMG on the consolidated financial statements of the Company as of and for the year ended December 31, 2004, did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audit of the fiscal year ended December 31, 2004 and the subsequent interim period through the date of its resignation notification to the Company on May 27, 2005, there were no disagreements as described under Item 304(a)(1)(iv) of Regulation S-K with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference in connection with their opinion to the subject matter of the disagreement.

In connection with the audit of the fiscal year ended December 31, 2004 and the subsequent interim period through the date of its resignation notification to the Company on May 27, 2005, there were no reportable events under Item 304(a)(1)(v) of Regulation S-K, except as described below:

•	On March 25, 2005, in connection with KPMG’s audit of the Company’s consolidated financial statements as of December 31, 2004, and for the year then ended, KPMG reported to the Company and its Audit Committee that KPMG noted a material weakness relating to insufficient internal controls over the identification of relevant revenue recognition issues in the Company’s contracts with its customers.

On June 3, 2005, we filed a Form 8-K with the SEC reporting these events. Attached as an exhibit to that Form 8-K was a letter from KPMG indicating that we had provided KPMG with a copy of the foregoing disclosures, and stating that it found no basis for disagreement with such statements.

On July 1, 2005, our Audit Committee engaged Battelle & Battelle LLP (“Battelle”) as the Company’s independent registered public accounting firm for 2005.

The fees billed by Battelle in 2005 and KPMG in 2004 for the indicated services performed during fiscal year 2005 and fiscal year 2004 were as follows:

	Fiscal Year 2005	Fiscal Year 2004
Audit Fees	$126,100	$165,000
Audit-Related Fees	17,000	5,503
Tax Fees	0	39,850
All Other Fees	0	0

Total	$143,100	$210,353

Audit Fees for 2005 and 2004 were for professional services rendered for the audit of our annual consolidated financial statements and the review of our consolidated financial statements included in our Quarterly Reports on Form 10-Q.

Audit-Related Fees for 2005 consist of fees for additional services related to the Company’s response to SEC comment letters in connection with the purchase of assets from Delta Products Corporation and audit-related fees for 2004 consist of fees for additional services related to quarterly reviews and out-of-pocket expenses for which KPMG LLP has been reimbursed.

Tax Fees during 2004 were for services related to tax compliance, tax authority audit support and tax planning.

Representatives of Battelle & Battelle LLP are expected to be present at the annual meeting, and will have an opportunity to make a statement if they desire to do so. Such representatives will be available to respond to appropriate questions.

Pre-Approval of Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval of all audit and non-audit services provided by our independent registered public accounting firm to the engagement of the independent registered public accounting firm with respect to such services. The Chairman of the Audit Committee has been delegated the authority by the Audit Committee to evaluate and pre-approve the engagement of the independent registered public accounting firm when the entire Audit Committee is unable to do so. The Chairman must report all such pre-approvals to the entire Audit Committee at the next committee meeting.

None of the services described above were approved by the Audit Committee under the de minimus exception to pre-approval provided in Securities and Exchange Commission rules.

EXECUTIVE COMPENSATION

The following table shows the compensation during our fiscal years ended December 31, 2005, 2004 and 2003 of our President and Chief Executive Officer, our former President and Chief Executive Officer, and the next most highly paid executive officers of the Company whose total salary and bonus (as determined in accordance with Securities and Exchange Commission rules) exceeded $100,000. We refer to these executive officers as our “named executive officers” in other parts of this proxy statement.

Summary Compensation Table

					Long-Term Compensation Awards			All Other Compensation(1)
Name and Principal Position	Annual Compensation				Restricted Stock Award ($)		Securities Underlying Options (#)
	Year	Salary		Bonus
James L. Green President and Chief Executive Officer(2)	2005 2004 2003	$ $ $	152,112 314,610 97,691	— — —	— — —		— — 250,000	— — —

John G. Heindel President and Chief Executive Officer(2)	2005		$102,882	—	$214,000	(3)	500,000	$168

Sandra A. Frankhouse Chief Financial Officer, Treasurer and Secretary(4)	2005 2004 2003	$ $ $	109,990 105,338 86,227	— — —	— — —		— 100,000 50,000	— — —

Miles A. McIntosh(5) Vice President of Operations	2005 2004 2003	$ $ $	109,990 105,338 83,080	— — —	— — —		— 100,000 200,000	— — —

Dennis J. Baughman Vice President of Sales and Services(6)	2005 2004	$ $	135,547 85,393	— —	— —		100,000 200,000	— —

(1)	Each of our named executive officers, except Mr. Green and Mr. Heindel, received compensation in an amount not exceeding $500 in the form of insurance premiums paid by us in connection with term life insurance policies. The amount for Mr. Heindel represents insurance premiums paid by us on a key man life insurance policy for Mr. Heindel.

(2)	Mr. Green served as Chief Executive Officer from April 2003 to July 2005. Mr. Heindel became our President and Chief Executive Officer in July 2005.

(3)	Represents the dollar value of 200,000 shares of restricted stock that were granted to Mr. Heindel on July 28, 2005, based on the closing price of the Company’s common shares of $1.07 on such date. Vesting of the restricted shares was subject to the attainment of certain management based performance criteria, which criteria was met in 2006. The value of Mr. Heindel’s 200,000 shares of restricted stock on December 31, 2005, was $358,000.

(4)	Ms. Frankhouse was promoted to Chief Financial Officer, Treasurer, and Secretary in July 2003.

(5)	Mr. McIntosh was promoted to Vice President of Power Systems in February 2004.

(6)	Mr. Baughman was appointed as Vice President of Sales and Marketing in February 2005.

Employment Agreement

On July 28, 2005, the Company and Mr. Heindel entered into an Employment Agreement (the “Employment Agreement”). The Employment Agreement contains an initial term of two years, with automatic two-year renewal periods unless either party gives notice within 90 days of the expiration of the initial term or any subsequent two-year renewal term. Under the terms of the Employment Agreement, Mr. Heindel will receive an annualized base salary of $250,000 per year and be eligible to receive an annualized bonus of up to $250,000 per year based upon performance criteria set by the Company’s Compensation/Nominating Committee, which for Mr. Heindel’s first year of employment shall be based on the Company’s achievement of sales, earnings and cash flow targets.

The Employment Agreement also provides for severance payments to Mr. Heindel in the event of termination of employment by the Company without cause, by Mr. Heindel with good reason, and following a change in control of the Company. Under the Employment Agreement, Mr. Heindel also agreed not to compete against the Company for a period of one year following any termination of Mr. Heindel’s employment with the Company.

2005 Option Grants

The following table shows grants of options to purchase our common shares to the named executive officers during the fiscal year ended December 31, 2005.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
	No. of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year(1)	Exercise or Base Price ($/Sh)	Expiration Date

Name					5%($)	10%($)
James L. Green	—	—	—	—	—	—
John G. Heindel	500,000	58.3%	$1.07	July 28, 2010	$147,811	$326,623
Sandra A. Frankhouse	—	—	—	—	—	—
Miles A. McIntosh	—	—	—	—	—	—
Dennis J. Baughman	100,000	11.7%	$1.01	June 9, 2010	$27,904	$61,662

(1)	Based on an aggregate of 857,500 options to purchase common shares that we granted to employees in 2005. The options granted were granted under our Amended 2000 Performance Plan.

(2)	The potential realizable value represents amounts, net of exercise price before taxes that may be realized upon exercise of the options immediately prior to the expiration of their terms assuming appreciation of 5% and 10% over the option term. Assuming 5% and 10% annual appreciation, these values are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect our estimate of future stock price growth. The actual value realized may be greater or less than the potential realizable value set forth in the table.

2005 Option Values

The following table shows the value realized upon exercise of options during 2005 and the number and value of unexercised options held by each named executive officer at December 31, 2005.

	Number of Shares Acquired on Exercise(#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at FY-End(#)		Value of Unexercised In-the-Money Options at FY-End($)(1)(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
James L. Green	—	—	251,000	—	$282,500	—
John G. Heindel	—	—	150,000	350,000	$108,000	$252,000
Sandra A. Frankhouse	—	—	91,000	60,000	$95,700	$58,800
Miles A. McIntosh	—	—	240,750	60,000	$265,200	$58,800
Dennis J. Baughman	—	—	80,000	220,000	$45,600	$146,400

(1)	Options are in-the-money if the closing price of our common shares on December 31, 2005 is greater than the per share option exercise price.

(2)	Represents the total gain that would be realized if all in-the-money options held at December 31, 2005 were exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and the last sales price of the common shares of $1.79 on the Nasdaq Capital Market on December 30, 2005.

Equity Compensation Plan Information

The following table sets forth information concerning common shares authorized or available for issuance under our equity compensation plans as of December 31, 2005.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by shareholders(1)	2,290,900	$1.23	2,250,997
Equity compensation plans not approved by shareholders	—	—	—

Total	2,290,900	$1.23	2,250,997

(1)	Equity compensation plans approved by shareholders include the Amended 2000 Performance Plan and the 2000 Employee Stock Purchase Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our director, E. Richard Hottenroth, is a partner in a law firm that provides services to us. See “Compensation Committee Interlocks and Insider Participation.”

We have a policy that all transactions between us and our officers, directors and affiliates must be on terms no less favorable to us than those that could be obtained from unrelated third parties and must be approved by a majority of disinterested members of our Board of Directors.

The following Report on Executive Compensation and the Performance Graph included below does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference therein.

COMPENSATION/NOMINATING COMMITTEE REPORT ON EXECUTIVE COMPENSATION

General

The following report of the Compensation/Nominating Committee describes the philosophy, objectives and components of our executive compensation program for 2005 and discusses the determinations concerning the compensation for our President and Chief Executive Officer for 2005.

With the exception of E. Richard Hottenroth, the Compensation/Nominating Committee is comprised solely of non-employee directors for purposes of Section 16(a) of the Securities and Exchange Act of 1934. Mr. Hottenroth is not considered a non-employee director under Section 16(a) of the Securities Exchange Act of 1934 because he is an attorney whose firm provides services to us. Accordingly, Mr. Hottenroth has abstained from voting when the Compensation/Nominating Committee has considered approving stock option grants in order that such grants be exempt from the short-swing profit recapture provisions of Section 16(b) of the Securities Exchange Act of 1934.

The Compensation/Nominating Committee reviews and makes decisions regarding our compensation policies, and the amounts and forms of compensation to be provided to our executive officers and other employees, which generally include annual salaries and bonuses, equity awards and other incentive compensation arrangements. As part of the foregoing, the Compensation/Nominating Committee approves management recommendation for stock option grants under our Amended 2000 Performance Plan. The Compensation/Nominating Committee periodically reviews the job performance of our President and Chief Executive Officer.

Compensation Philosophy

Our executive compensation program has been designed to attract and retain exceptional executives who seek a long-term association with us and who enjoy the challenge of pay for performance. The basic program consists of two cash compensation components: base salary and a performance-based annual bonus. A third component, ownership-linked stock options, is used for executive retention, to attract new key people, to recognize accomplishments under individually tailored business growth programs and to align the long-term interests of eligible executives with those of the shareholders.

Base Salary

Base salary for our executive officers is generally set annually taking into consideration our sales and profit growth, overall job performance and pay levels for executive officers of corporations of similar size. The Compensation/Nominating Committee utilizes, as a reference, up-to-date information on compensation practices of other companies from several independent sources. James L. Green, our Chairman of the Board of Directors, served as our President and Chief Executive Officer through July 28, 2005. Mr. Green’s annualized base salary was $250,000 per year during 2005. Mr. Green’s base salary was considered to be at approximately the median base compensation level paid to chief executive officers of corporations of similar size and complexity to us. Mr. Heindel became our President and Chief Executive Officer beginning on July 28, 2005. Pursuant to his employment agreement, Mr. Heindel’s annualized base salary is $250,000 per year. Mr. Heindel’s base salary was considered to be at approximately the median base compensation level paid to chief executive officers of corporations of similar size and complexity to us.

Stock Bonus Program/Annual Cash Incentives

From time to time the Board of Directors has issued bonuses to employees in the form of cash and/or common shares. The Board of Directors did not authorize a bonus payment plan during fiscal 2005, except for the bonus arrangement set forth in Mr. Heindel’s employment agreement, which is discussed below. Therefore, the Company did not pay any bonuses to executive officers in 2005. Mr. Heindel is eligible to receive an annualized bonus of up to $250,000 based upon performance criteria set by the Company’s Compensation/Nominating Committee, which for Mr. Heindel’s first year of employment shall be based on the Company’s achievement of sales, earnings and cash flow targets. Mr. Heindel will be eligible for such bonus upon the completion of his first year of employment, subject to the achievement of said sales, earnings and cash flow targets.

Stock Options and Restricted Stock

The third compensation component is an ownership-linked stock option program, which provides long-term incentives to our executives that are aligned with the interests of our shareholders. Stock options, granted at market price, typically vest annually in 25% increments over four years or 40% after the first year and 30% for second and third years. A longer-term perspective is established by the sequential vesting of options. The program is designed to encourage senior executives to be long-term shareholders and to have owner concern and care of the company as a whole. The intent of the option program is to provide an executive with the opportunity for financial gain which is larger than the cumulative annual bonuses, but which takes much longer to achieve and requires meaningful long-term growth in the market price of our common shares for the gain to be realized.

The size and frequency of option grants are based on level of responsibility, performance of the company as a whole and the executive’s personal performance. Annually, both financial and non-financial specific goals are set aimed at building future marketplace strengths and achieving corporate success factors. Other option grants may be made based upon management’s specific recommendations, and review and approval by the Compensation/Nominating Committee. Grants are made from a Compensation/Nominating Committee defined pool of shares.

In July 2005, in connection with his employment agreement, the Company granted Mr. Heindel options to purchase 500,000 of the Company’s common shares at an exercise price of $1.07 per share (the “Options”). The Options vest as follows: options covering 150,000 shares vested immediately, options covering 200,000 shares vest on July 28, 2006, and options covering 150,000 shares vest on July 28, 2007. The Options generally remain exercisable for five years from the date of vesting. The Company also granted Mr. Heindel a restricted stock grant of 200,000 shares, which shares of restricted stock were to vest upon the occurrence of certain performance criteria (the “Restricted Stock”). The Restricted Stock was granted under the Company’s Amended 2000 Performance Plan. The Restricted Stock vested in 2006.

Section 162(m)

Section 162(m) of the Internal Revenue Code generally limits our ability to deduct compensation expenses in excess of $1 million paid to any of our executive officers named in the Summary Compensation Table contained in this proxy statement. The Nominating/Compensation Committee’s policy with respect to Section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted, while simultaneously providing our executives with appropriate rewards for their performance. Towards this end, our Amended 2000 Performance Plan has been drafted in a manner that will qualify stock options and performance-related compensation not subject to the cap on deductibility imposed by Section 162(m). We do not believe that the 162(m) limitations will impact the Company because the current level of compensation for each of PECO II’s executive officers is well below the $1 million salary limitation.

COMPENSATION/NOMINATING COMMITTEE

E. RICHARD HOTTENROTH, CHAIRMAN

GEORGE J. DALLAS

R. LOUIS SCHNEEBERGER

THOMAS R. THOMSEN

PERFORMANCE GRAPH

The line graph below compares the cumulative total shareholders’ return on our common shares between December 31, 2000 and December 31, 2005 with the cumulative total return of the Nasdaq Stock Market (U.S. Companies) Index and the Russell 2000 Index during such period. The graph assumes that the value of the investment in our common shares and each index was $100 on December 31, 2000, and that all dividends, if any, were reinvested. At this time, we do not believe we can reasonably identify an industry peer group, and therefore we instead selected the Russell 2000 Index, which includes companies with similar market capitalization to that of our own market capitalization, as a comparative index for purposes of complying with certain requirements of the Securities and Exchange Commission.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who own 10% or more of a registered class of our equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Executive officers, directors and 10% or greater shareholders are required by SEC regulations to furnish us with copies of all Forms 3, 4 and 5 they file.

Based solely on our review of the copies of such forms we have received, we believe that all of our executive officers and directors complied with all filing requirements applicable to them.

SHAREHOLDER PROPOSALS

Any shareholder proposal to be considered by us for inclusion in the proxy statement and form of proxy for the 2007 annual meeting, expected to be held in May 2007, must be received by our Secretary at our corporate headquarters, 1376 State Route 598, Galion, Ohio 44833, no later than January 1, 2007.

Shareholder proposals not intended to be included in the proxy statement and form of proxy for the 2007 annual meeting, as well as proposed shareholder nominations for the election of directors at the 2007 annual meeting must each comply with advance notice procedures set forth in our Amended and Restated Code of Regulations to be properly brought before the 2007 annual meeting. In general, written notice of a shareholder proposal or a director nomination not to be included in the proxy statement and form of proxy must be delivered to our Secretary not less than 60 days nor more than 90 days prior to the first anniversary of the date on which the company first mailed our proxy materials for the prior year’s annual meeting. With regard to the 2007 Annual Meeting of Shareholders, written notice must be received by our Secretary at the address above between January 31, 2007 and March 2, 2007. If we do not receive the notice between these dates, the notice will be considered untimely.

In addition to timing requirements, the advance notice provisions of our Amended and Restated Code of Regulations contain informational content requirements that also must be met. A copy of our Amended and Restated Code of Regulations may be obtained by writing to our Secretary at the address below.

OTHER MATTERS

Our Board of Directors is not aware of any matter to come before the meeting other than those mentioned in the accompanying notice. If other matters shall properly come before the meeting, however, it is the intention of the persons named in the accompanying proxy to vote in accordance with their best judgment on such matters.

Upon the receipt of a written request from any shareholder entitled to vote at the forthcoming annual meeting, we will mail, at no charge to the shareholder, a copy of our Annual Report on Form 10-K, including the financial statements and schedules required to be filed with the SEC pursuant to Rule 13a-1 under the Securities Exchange Act of 1934 for our most recent fiscal year. Requests from beneficial owners of our voting securities must set forth a good-faith representation that as of the record date for the annual meeting, the person making the request was the beneficial owner of securities entitled to vote at such annual meeting. Written requests for the Annual Report on Form 10-K should be directed to:

Sandra A. Frankhouse

Chief Financial Officer/Treasurer/Secretary

PECO II, Inc.

1376 State Route 598

Galion, Ohio 44833

You are urged to sign and return your proxy promptly in order to make certain your shares will be voted at the annual meeting. For your convenience a return envelope is enclosed requiring no additional postage if mailed in the United States.

By Order of the Board of Directors,

SANDRA A. FRANKHOUSE

Chief Financial Officer/Treasurer/Secretary

May 1, 2006

YOUR VOTE IS IMPORTANT

If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to National City Bank, P.O. Box 535300, Pittsburgh, PA 15253, so

that your shares may be represented at the Annual Meeting. If you vote by telephone or Internet, it is not necessary to return this proxy card.

ê    Please fold and detach card at perforation before mailing.    ê

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 and 2.

PECO II’s Board of Directors recommends a vote FOR items 1 and 2.

1.	ELECTION OF DIRECTORS.

☐ FOR all nominees listed below	☐ WITHHOLD Authority
(except as marked to the contrary below)	to vote for all nominees listed below

(To withhold authority to vote for a nominee, draw a line through the nominee’s name)

James L. Green                        Richard W. Orchard                        Matthew P. Smith

2.	To increase the number of authorized shares of the Company from 55,000,000 to 155,000,000, consisting of 150,000,000 common shares, without par value, and 5,000,000 serial preferred shares, without par value.

☐    FOR                ☐    AGAINST                ☐    ABSTAIN

3	In their discretion, to transact any other business that may properly come before the annual meeting or any adjournment or postponement thereof.

☐	Check box if you plan to attend the meeting.

(Continued, and to be signed and dated on reverse side)

c/o National City Bank Corporate Trust Operations Locator 5352 P. O. Box 92301 Cleveland, OH 44101-4301 _______________________	VOTE BY TELEPHONE
Have your proxy card available when you call Toll-Free 1-888-693-8683 using a touch-tone phone and follow the simple instructions to record your vote.
VOTE BY INTERNET
Have your proxy card available when you access the website http://www.cesvote.com and follow the simple instructions to record your vote.
VOTE BY MAIL
Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: National City Bank, P.O. Box 535300, Pittsburgh PA 15253.

Vote by Telephone Call Toll-Free using a touch-tone telephone: 1-888-693-8683	Vote by Internet Access the Website and cast your vote: http://www.cesvote.com	Vote by Mail Return your proxy in the postage-paid envelope provided

Vote 24 hours a day, 7 days a week.

If you vote by telephone or over the Internet, do not mail your proxy card.

è

Proxy card must be signed and dated below.

ò Please fold and detach card at perforation before mailing. ò

PECO II, INC. ANNUAL MEETING OF SHAREHOLDERS JUNE 1, 2006 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby (i) appoints E. Richard Hottenroth, James L. Green and John G. Heindel, and each of them, as proxy holders and attorneys, with full power of substitution, to appear and vote all of the Common Shares of PECO II, Inc., which the undersigned shall be entitled to vote at the Annual Meeting of Shareholders of the Company, to be held at St. Joseph’s Activity Center, 135 North Liberty Street, Galion, Ohio, on June 1, 2006, at 9:00 a.m., local time, and at any adjournments or postponements thereof, hereby revoking any and all proxies heretofore given, and (ii) authorizes and directs said proxy holders to vote all of the Common Shares of the Company represented by this proxy as indicated on the reverse side.

Dated: __________________________, 2006

Signature

Signature
Your signature to this proxy should be exactly the same as the name imprinted hereon. Persons signing as executors, administrators, trustees or in similar capacities should so indicate. For joint accounts, the name of each joint owner must be signed.